View  Systems, Inc. logo appears here

1550 Caton Center Drive,  Suite E

Baltimore, MD 21227

Exhibit 10.5

Terms and Conditions of Engagement

The following terms and conditions are applicable to of the Company's rules and regulation as pertains to a public company, and by accepting engagement, you (referred to herein as "Consultant") agree to be bound by these terms and conditions, as well as the terms and conditions separately agreed between you and the Company regarding duties, compensation, benefits, etc.  These terms are not intended to limit the Company's rights under general principles of law regarding the matters described below.  Consultant and the Company agree that if the terms contained herein conflict with the terms of the engagement agreement to which this is annexed, the engagement agreement shall govern.   Consultant shall function as a member of the Advisory Board and shall be engaged under the terms and conditions as following.

1.       Disclosure of Information.

1.1

In the course of Consultant's engagement hereunder, Consultant will receive, contribute to the production of, or become privy to the Company's Confidential Information (as hereinafter defined).

1.2

Consultant agrees that during Consultant’s engagement by Company and for a period of three (3) years thereafter, Consultant shall hold in confidence and shall not directly or indirectly reveal, report, publish, copy, duplicate, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Consultant’s work for Company.  Consultant agrees that during Consultant’s engagement by Company and in perpetuity thereafter, Consultant shall hold in confidence and shall not directly or indirectly reveal, report, publish, copy, duplicate, disclose, transfer or otherwise misappropriate any Confidential Information to any person or entity, or utilize such Confidential Information for any purpose, except within the course of Consultant’s engagement with Company.1

1.3

All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any form or media in any way incorporating or reflecting any Confidential Information of Company shall belong exclusively to Company.  Upon termination of his engagement for any reason, or at any time Company may request prior thereto, Consultant shall immediately surrender and turn over to Company any of Company’s property whatsoever and all Confidential Information of Company, whether the same be in writing, print, copy, audio or video tape, computer program or disc, picture, or any other medium whatsoever, and whether appearing in original documents, summaries, excerpts, abstracts or other formats, and shall provide Company with all information necessary to access and use said Confidential Information.  Consultant shall have no right to retain any originals or copies of the foregoing for any reason whatsoever after termination of his engagement hereunder without the express prior written consent of Company and, upon termination, Consultant shall certify in writing that he no longer possesses and has not distributed or retained any Confidential Information of Company or any of Company’s property whatsoever.

1.4

Notwithstanding the terms of this Agreement, the obligation of Consultant to protect the confidentiality of any Confidential Information shall terminate as to any information or materials which:  (i) are, or become, public knowledge through no act or failure to act of Consultant; (ii) are publicly disclosed by the proprietor thereof; (iii) are lawfully obtained without obligations of confidentiality by Consultant from a third party after reasonable inquiry regarding the authority of such third party to possess and divulge the same; (iv) are independently developed by Consultant from sources or through persons that Consultant can demonstrate had no access to Confidential Information; or (v) are lawfully known by Consultant at the time of disclosure other than by reason of discussions with or disclosures by Company.

1.5

As used in this Agreement, “Confidential Information” means information or material, whether oral or written, that is proprietary to Company or designated (either expressly or by virtue of the manner in which such information or material is traditionally treated in business settings) as Confidential Information by Company

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 For the stated duties Consultant shall receive 10,000 per month effective January 2, 2005 and not generally known by non-Company personnel, which Consultant may develop or which Consultant may receive, obtain knowledge of or become privy to through or as a result of Consultant’s relationship with Company (including information conceived, originated, discovered or developed in whole or in part by Consultant).  “Confidential Information” includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how”, marketing techniques and materials, marketing and development plans, names of consultants and information related to them, customer names, contacts, and other information related to customers, price lists, pricing policies, and financial data, information and projections.  “Confidential Information” also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as “Confidential Information”, whether or not owned or developed by Company.  Information that is publicly known and that is generally employed by the trade or generic information or knowledge which Consultant would have learned in the course of similar work elsewhere in the trade is not intended to and shall be deemed not to be a part of the “Confidential Information”.

2.

Agreement Not to Solicit Customers.  Consultant agrees that during his engagement by Company and for a period of one (1) year following termination of such engagement for any reason whatsoever, Consultant shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others actively solicit, or attempt to solicit, initiate contact with, or call upon any clients or actively sought prospective clients of Company with whom Consultant had material contact during his engagement with Company, for the purpose of soliciting, selling, diverting to or otherwise providing services on behalf of any business entity  which engages in the business of design, manufacture or sale of information security technology.

2.1

Material Contact.  For purposes of this Agreement, “material contact” exists between Consultant and each client or actively sought prospective client of Company with whom Consultant personally interacts on behalf of Company, whether such interaction is conducted in person, in writing, by telephone or by other form of communication.

3.

Agreement Not to Solicit Consultants.  Consultant agrees that during his engagement by Company and for a period of two (2) years following termination of such engagement for any reason, he will not, either directly or indirectly, on his own behalf or in the service of, or on behalf of others, actively encourage or induce the voluntary termination of, or recruit or hire, or attempt to recruit or hire, any person(s) then employed by or associated with Company as an consultant, independent contractor or consultant, whether or not such recruit or hire is a full-time, part-time or temporary consultant, independent contractor or consultant of said entities, and whether or not such engagement is for a determined period or is at-will, for the purpose of engagement, consultancy, or serving as an independent contractor for, directly or indirectly, any business entity which  engages in the business of design, manufacture and sale of information security technology.

4.

Work Product.

4.1

Consultant agrees that any inventions, ideas, Confidential Information, or copyrightable or patentable subject matter in whole or in part conceived or made by consultant during or after the term of his engagement with Company which are made through the use of any of Company’s Confidential Information or any of Company’s equipment, facilities or time, or which result from any work performed by Consultant for Company (collectively, “Work Product”), shall belong exclusively to Company and shall be considered part of the Confidential Information (as the case may be) for purposes of this Agreement.

4.2

Company, its designees, and its assigns shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Work Product in any and all countries.  Consultant shall provide reasonable assistance to Company (at Company’s expense) to obtain and from time to time enforce patents, copyrights, and other statutory or common law protections for such Work Product in any and all countries.  To that end, Consultant shall execute, during and after his engagement with Company, all documents reasonably related to the application, procurement, and enforcement of patents, copyrights, and other statutory or common law protections, as Company or its counsel may request, together with any assignments thereof to Company or its designee.

4.3

All copyrightable subject matter generated or developed by Consultant under this Agreement shall be deemed to be work made for hire, and exclusively the Company shall upon creation, own all such copyrightable subject matter.  In the event that any such copyrightable subject matter may not be considered work made for hire, then to the fullest extent permitted by law, Consultant hereby assigns to Company or its designee all ownership of all copyrights in all such copyrightable subject matter, and Company or its designee shall have the right to obtain and hold in its own name copyrights, registrations and similar protections related thereto to the extent available.

5.

Conflicts of Interest.     During the term of his engagement Consultant shall not engage in activities or practices involving any possible conflict of interest.  These activities or practices may subject Consultant to disciplinary action, up to and including termination of engagement.  Consultant should avoid at all times the appearance of, as well as an actual, conflict of interest.

5.1

Conflicts of interest activities or practices include, but are not limited to: engaging in business conduct that is damaging to the reputation of the Company, accepting outside engagement in any organization that does business with the Company or is a competitor of the Company, investing or having a financial interest in a private company which does business with the Company or having stock ownership in a publicly traded company which does business with the Company if the relationship(s) may influence Consultant’s business decisions (this applies to Consultant and to close relatives and is applicable at the time of hire and at any time during the course of engagement).  If an individual does own stock in a company that does business with the Company, the relationship should be disclosed upon engagement and all significant business dealings with that company will be reviewed.

 5.2

Consultant may not accept gifts from any person or company doing or seeking to do business with the Company. Consultants are allowed to accept advertising novelties and other gifts of nominal value.

5.3

Consultant may not give, offer, or promise, directly or indirectly, anything of value to any representative of any company doing business with the Company.

               5.4          Consultant may not select vendors on the basis of anything other the merit of their products or services.

5.5

Discussing company information with the press without prior authorization from management is also a conflict of interest.

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Outside Engagement.  Unless agreed otherwise in writing, the Company does not expect that Consultant's full time and effort will be devoted to Consultant's duties for the Company; in addition, the Company recognizes that Consultant will hold outside engagement, which does not interfere with Consultant's completion of duties owed to the Company.

7.  MISCELLANEOUS

7.1

Severability.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, said court is hereby authorized and instructed to modify said provision, if possible, so as to make said provision legal or valid; however, the remaining parts, terms or provisions shall not be affected thereby; and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

7.2

Pronouns.  Pronouns used herein shall be construed as masculine, feminine, or neuter, and both singular and plural, as the context may require, and the term "person" shall include an individual, Company, association, partnership, trust, and other organization.

7.3

No Waiver.  Neither Party shall be deemed to waive any of its rights, powers or remedies hereunder unless such waiver is in writing and signed by said Party.  No delay or omission by either Party in exercising any of said rights; powers or remedies shall operate as a waiver thereof.  Nor shall a waiver signed by either Party of any breach of the covenants, conditions, or agreements binding on the other Party on one occasion be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or agreement herein contained.

7.4

Paragraph Headings.  Paragraph headings contained in this Agreement are for convenience only and shall in no way be construed as a part of this Agreement.

7.5

Governing Law; Arbitration.  The terms of Consultant's engagement with the Company shall be governed by and interpreted in accordance with the laws of the State of Florida applicable to agreements made and wholly to be performed therein.   Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in the Arbitration Location (as hereinafter determined) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided, however, that, in the event of a breach of Consultant's obligation hereunder, Company shall be entitled to seek injunctive relief in any court of competent jurisdiction.  The Arbitration Location shall be (i) the city in which Consultant's principal place of performance of the Duties hereunder is located, if such city is a Qualified City, or (ii) if no city qualifies as an Arbitration Location pursuant to (i) above, the Qualified City nearest to the city in which Consultant's principal place of performance of the Duties hereunder is located, as measured by airline mileage.  "Qualified City" shall mean a city (i) in which Company maintains a place of business, and (ii) which is located in a state in which Company is either (a) incorporated, or (b) qualified to transact business as a non-resident Company (as defined under applicable state law).

CONSULTANT ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THESE TERMS AND CONDITIONS OF ENGAGEMENT AND AGREES THAT THESE TERMS AND CONDITIONS ARE NECESSARY FOR THE REASONABLE AND PROPER PROTECTION OF THE COMPANY'S BUSINESS.  CONSULTANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM THAT HE IS ENTITLED TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS SELECTION PRIOR TO SIGNING, AND HE HAS EITHER DONE SO OR ELECTED TO FOREGO THAT RIGHT.

VIEW SYSTEMS

INCORPORATED

CONSULTANT

By: /s/ Gunther Than____

/s/ John F. Alexander____

Name: Gunther Than___

John F. Alexander Ph.D. P.E

Title: CEO___

________

4236 NW 58th Way

Gainesville, FL 32606

Date: Oct. 6, 2005________

Date: 10-6-05_________

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